Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 28, 2008, with respect to the consolidated financial statements and schedule of Northwest Airlines Corporation and the effectiveness of internal control over financial reporting of Northwest Airlines Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

We consent to the incorporation by reference in the following Registration Statements and the related Prospectuses:

(1)	Registration Statements on Form S-3 (Nos. 333-141802 and 333-107070) of Northwest Airlines Corporation and Northwest Airlines, Inc.,

(2)	Registration Statements on Form S-8 (Nos. 333-143384) of Northwest Airlines Corporation

of our report dated February 28, 2008, with respect to the consolidated financial statements and schedule of Northwest Airlines Corporation included herein and our report dated February 28, 2008, with respect to the effectiveness of internal control over financial reporting of Northwest Airlines Corporation, included herein.

Minneapolis, Minnesota

February 28, 2008